Exhibit 99.1 (a)(1)(c)

Welcome! to the Gartner, Inc. Stock Option
Repurchase Program web site.
     Click on the links below to view details of Gartner’s Stock Option Repurchase Program:
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If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m. New York City Time at:
888-451-6741 (From within the U.S.)
201-373-5156 (From outside the U.S. collect)

Hello, Joe. Here is the information we have for you.
Joe Sample
2123
Street Road
Anytown, FL 33957
United States
joe.sample@sample.com

Option	Grant	Options	Exercise	Options
Grant #	Date	Granted	Price	Outstanding	Cash Purchase Price
RC99396	2/24/1997	25,000	$19.6600	25,000	$2,615.00
RC99296	1/28/1999	22,000	$22.7000	22,000	$1,014.20
RC116299	4/24/1997	27,500	$23.9500	27,500	$841.50
RC116354	10/9/1997	30,000	$30.4600	30,000	$300.00
RC116363	10/10/1996	25,000	$34.0500	25,000	$250.00
RC116376	10/11/1995	18,000	$15.6600	18,000	$180.00
RC116377	10/13/1998	30,000	$18.6000	30,000	$5,310.00
GARTNER, INC. STOCK OPTION REPURCHASE PROGRAM
TERMS AND CONDITIONS:
Tender and Receipt of Election Agreement: Mellon’s receipt of your properly completed and signed Election Agreement is not by itself an acceptance of your options for tender. For purposes of the offer to purchase, Gartner will be deemed to have accepted options for tender that are validly tendered and not properly withdrawn when Gartner gives notice to the option holders generally of Gartner’s acceptance for tender of such options, which notice may be made by e-mail or other method of communication.
Gartner will not accept any alternative, conditional or contingent elections. By signing this Election Agreement, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Purchase. Any confirmation of receipt will merely be a notification that we have received your Election Agreement and does not mean that your options have been cancelled.
Changing your Election: To withdraw your tendered options, you must submit a new Election Agreement to Mellon before the expiration date by following the procedures described in the Offer Documents. Your new Election Agreement must include the required information, and if specified in the Offer Documents you must submit a new signed Election Agreement.
If you log back into the Election Agreement, change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your new Election Agreement. This is true even if the end result is the same choice as your previous election. Your new Election Agreement will not be complete until you follow the procedures to sign and return this Election Agreement by mail.
If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.
Gartner Control of Program: Gartner will determine, in its discretion, all questions as to validity, form, eligibility, including time of receipt, and acceptance of any options. Gartner’s determination of these matters will be final and binding on all parties. Gartner reserves the right to reject any Election Agreement or any options elected to be tendered that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn.
Gartner also reserves the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if it grants any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by Gartner. Neither Gartner nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and Gartner will strictly enforce the election deadline, subject only to an extension that it may grant in its sole discretion.
Agreed Terms and Conditions:
1. I agree and confirm that my election choice is that indicated in the table on the Election Agreement.
2. By participating in the Gartner stock option repurchase program, I agree to all of the terms of the offer set forth in the Offer Documents and I acknowledge and accept the risks set forth in the Offer Documents.
3. I agree that: (i) participation in the stock option repurchase is voluntary; and (ii) if, prior to the expiration date, I exercise any options that I have tendered, those options will be withdrawn from my tender and the remainder of my eligible options will continue to be treated as tendered.
4. By participating in the Gartner stock option repurchase program, I agree to give up all rights I may have with respect to the options that I elect to tender and I acknowledge that the cancelled options will not be reinstated for any reason.
5. I agree that decisions with respect to future grants under any Gartner employee stock plan, if any, will be at the sole discretion of Gartner.
6. I agree that: (i) the repurchase program is discretionary in nature and may be suspended or terminated by Gartner at any time prior to the cancellation of the existing options; (ii) Gartner may, at its discretion, refuse to accept my election to participate; and (iii) the repurchase program is a one-time offer which does not create any contractual or other right to receive future offers, or benefits in lieu of offers.
7. I agree that: (i) the future value of the Gartner common stock is unknown and cannot be predicted with certainty; and (ii) no claim or entitlement to compensation or damages arises if the stock price increases above my the option price and I irrevocably release Gartner and its subsidiaries from any such claim that may arise.
8. I agree that: (i) the value of any options cancelled, promised or granted pursuant to the stock option repurchase program is an extraordinary item of income which is outside the scope of the employment contract; (ii) the value of any options cancelled pursuant to the stock option repurchase program is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
9. Neither my participation in the Gartner stock option repurchase program nor this Election Agreement shall be construed so as to grant me any right to remain in the employ of Gartner or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).
10. For the exclusive purpose of implementing, administering and managing my participation in the stock option repurchase program, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Gartner and its subsidiaries. I understand that Gartner and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Gartner, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the stock option repurchase program (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the stock option repurchase program, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local HR department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer to purchase. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock option repurchase program. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local HR department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer to purchase. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local HR department representative.
11. Regardless of any action that Gartner or a subsidiary of Gartner takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the repurchase (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Gartner and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Gartner and/or its subsidiaries. Finally, I agree to pay to Gartner or its subsidiary any amount of Applicable Withholdings that Gartner or its subsidiary may be required to withhold as a result of my participation in the stock option repurchase program if Gartner does not satisfy the Applicable Withholding through other means.
12. The Offer Documents are incorporated herein by reference. The Offer Documents and this Election Agreement constitute the entire agreement between me and Gartner with respect to the subject matter hereof and supersede in their entirety all prior agreements (including stock option agreements relating to tendered stock options) with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.
13. I agree that participation in the Gartner stock option repurchase program is governed by the terms and conditions set forth in the Offer Documents and this Election Agreement. I have received the Offer Documents and I have had an opportunity to obtain the advice of counsel prior to electing to participate in the stock option repurchase. I agree to accept as binding, conclusive and final all decisions or interpretations of Gartner upon any questions relating to the stock option repurchase and this Election Agreement.
14. I acknowledge that I may be executing part or all of this Election Agreement in English and I agree to be bound accordingly.
☐ I Agree to these Terms and Conditions.

I choose to tender all eligible option

I choose not to tender any eligible options

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m. New York City Time at:
888-451-6741 (From within the U.S.)
201-373-5156 (From outside the U.S. collect)

ELECTION CONFIRMATION

You made the following election.	8/19/2005 6:17:50 PM New York City Time
Joe Sample
123 Street Road
Anytown, FL 33957
United States
joe.sample@sample.com
Your current election is reflected below.

Option	Grant	Options	Exercise	Options
Grant #	Date	Granted	Price	Outstanding	Cash Purchase Price
RC999996	2/24/1997	25,000	$19.6600	25,000	$2,615.00
RC999996	1/28/1999	22,000	$22.7000	22,000	$1,014.20
RC999999	4/24/1997	27,500	$23.9500	27,500	$841.50
RC999994	10/9/1997	30,000	$30.4600	30,000	$300.00
RC999993	10/10/1996	25,000	$34.0500	25,000	$250.00
RC999996	10/11/1995	18,000	$15.6600	18,000	$180.00
RC999997	10/13/1998	30,000	$18.6000	30,000	$5,310.00
You have elected to tender 177,500 options. You will receive $10,510.70.
Please be advised that you cannot change your election after the Repurchase Program expires at 9:00 p.m. New York City Time, on September 19, 2005. However, you may log back into this web site to make changes at any time before the Repurchase Program expires.
Please print this page for your records.                      Log Out

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m. New York City Time at:
888-451-6741 (From within the U.S.)
201-373-5156 (From outside the U.S. collect)

SUMMARY OF ELECTION
Welcome back, Joe.
Joe Sample
123 Street Road
Anytown, FL 33957
United States
joe.sample@sample.com
You made the following election on 8/19/2005 6:17:50 PM New York City Time.
To change your election, press the “I choose to tender all eligible options” or the “I choose not to tender any eligible options” button below.

Option	Grant	Options	Exercise	Options
Grant #	Date	Granted	Price	Outstanding	Cash Purchase Price
RC999999	4/24/1997	27,500	$23.9500	27,500	$841.50
RC999996	10/11/1995	18,000	$15.6600	18,000	$180.00
RC999997	10/13/1998	30,000	$18.6000	30,000	$5,310.00
RC999996	1/28/1999	22,000	$22.7000	22,000	$1,014.20
RC999994	10/9/1997	30,000	$30.4600	30,000	$300.00
RC999993	10/10/1996	25,000	$34.0500	25,000	$250.00
RC999996	2/24/1997	25,000	$19.6600	25,000	$2,615.00
You have elected to tender 177,500 options. You will receive $10,510.70.
GARTNER, INC. STOCK OPTION REPURCHASE PROGRAM
TERMS AND CONDITIONS:
Tender and Receipt of Election Agreement: Mellon’s receipt of your properly completed and signed Election Agreement is not by itself an acceptance of your options for tender. For purposes of the offer to purchase, Gartner will be deemed to have accepted options for tender that are validly tendered and not properly withdrawn when Gartner gives notice to the option holders generally of Gartner’s acceptance for tender of such options, which notice may be made by e-mail or other method of communication.
Gartner will not accept any alternative, conditional or contingent elections. By signing this Election Agreement, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to

Purchase. Any confirmation of receipt will merely be a notification that we have received your Election Agreement and does not mean that your options have been cancelled.
Changing your Election: To withdraw your tendered options, you must submit a new Election Agreement to Mellon before the expiration date by following the procedures described in the Offer Documents. Your new Election Agreement must include the required information, and if specified in the Offer Documents you must submit a new signed Election Agreement.
If you log back into the Election Agreement, change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your new Election Agreement. This is true even if the end result is the same choice as your previous election. Your new Election Agreement will not be complete until you follow the procedures to sign and return this Election Agreement by mail.
If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.
Gartner Control of Program: Gartner will determine, in its discretion, all questions as to validity, form, eligibility, including time of receipt, and acceptance of any options. Gartner’s determination of these matters will be final and binding on all parties. Gartner reserves the right to reject any Election Agreement or any options elected to be tendered that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn.
Gartner also reserves the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if it grants any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by Gartner. Neither Gartner nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and Gartner will strictly enforce the election deadline, subject only to an extension that it may grant in its sole discretion.
Agreed Terms and Conditions:
1. I agree and confirm that my election choice is that indicated in the table on the Election Agreement.
2. By participating in the Gartner stock option repurchase program, I agree to all of the terms of the offer set forth in the Offer Documents and I acknowledge and accept the risks set forth in the Offer Documents.
3. I agree that: (i) participation in the stock option repurchase is voluntary; and (ii) if, prior to the expiration date, I exercise any options that I have tendered, those options will be withdrawn from my tender and the remainder of my eligible options will continue to be treated as tendered.
4. By participating in the Gartner stock option repurchase program, I agree to give up all rights I may have with respect to the options that I elect to tender and I acknowledge that the cancelled options will not be reinstated for any reason.
5. I agree that decisions with respect to future grants under any Gartner employee stock plan, if any, will be at the sole discretion of Gartner.
6. I agree that: (i) the repurchase program is discretionary in nature and may be suspended or terminated by Gartner at any time prior to the cancellation of the existing options; (ii) Gartner may, at its discretion, refuse to accept my election to participate; and (iii) the repurchase program is a one-time offer which does not create any contractual or other right to receive future offers, or benefits in lieu of offers.
7. I agree that: (i) the future value of the Gartner common stock is unknown and cannot be predicted with certainty; and (ii) no claim or entitlement to compensation or damages arises if the stock price increases above my the option price and I irrevocably release Gartner and its subsidiaries from any such claim that may arise.
8. I agree that: (i) the value of any options cancelled, promised or granted pursuant to the stock option repurchase program is an extraordinary item of income which is outside the scope of the employment contract; (ii) the value of any options cancelled pursuant to the stock option repurchase program is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
9. Neither my participation in the Gartner stock option repurchase program nor this Election Agreement shall be construed so as to grant me any right to remain in the employ of Gartner or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).
10. For the exclusive purpose of implementing, administering and managing my participation in the stock option repurchase program, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Gartner and its subsidiaries. I understand that Gartner and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Gartner, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the stock option repurchase program (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the stock option repurchase program, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local HR department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer to purchase. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock option repurchase program. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local HR department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer to purchase. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local HR department representative.
11. Regardless of any action that Gartner or a subsidiary of Gartner takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the repurchase (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Gartner and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Gartner and/or its subsidiaries. Finally, I agree to pay to Gartner or its subsidiary any amount of Applicable Withholdings that Gartner or its subsidiary may be required to withhold as a result of my participation in the stock option repurchase program if Gartner does not satisfy the Applicable Withholding through other means.
12. The Offer Documents are incorporated herein by reference. The Offer Documents and this Election Agreement constitute the entire agreement between me and Gartner with respect to the subject matter hereof and supersede in their entirety all prior agreements (including stock option agreements relating to tendered stock options) with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.
13. I agree that participation in the Gartner stock option repurchase program is governed by the terms and conditions set forth in the Offer Documents and this Election Agreement. I have received the Offer Documents and I have had an opportunity to obtain the advice of counsel prior to electing to participate in the stock option repurchase. I agree to accept as binding, conclusive and final all decisions or interpretations of Gartner upon any questions relating to the stock option repurchase and this Election Agreement.
14. I acknowledge that I may be executing part or all of this Election Agreement in English and I agree to be bound accordingly.
☑ I Agree to these Terms and Conditions.

I choose to tender all eligible options

I choose not to tender any eligible options

You may log back into this web site at any time until the expiration of the offer to exchange at 9:00 p.m. New York City Time on September 19, 2005.
Log Out

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m. New York City Time at:
888-451-6741 (From within the U.S.)
201-373-5156 (From outside the U.S. collect)

ELECTION CONFIRMATION

You made the following election.	8/19/2005 6:20:50 PM New York City Time
Joe Sample
123 Street Road
Anytown FL 33957
United States
joe.sample@sample.com
Your current election is reflected below.

Option Grant #	Grant Date	Options Granted	Exercise Price	Options Outstanding
RC999996	2/24/1997	25,000	$19.6600	25,000
RC999996	1/28/1999	22,000	$22.7000	22,000
RC999999	4/24/1997	27,500	$23.9500	27,500
RC999994	10/9/1997	30,000	$30.4600	30,000
RC999993	10/10/1996	25,000	$34.0500	25,000
RC999996	10/11/1995	18,000	$15.6600	18,000
RC999997	10/13/1998	30,000	$18.6000	30,000
You have elected to tender 0,000 options.
Please be advised that you cannot change your election after the Repurchase Program expires at 9:00 p.m. New York City Time on September 19, 2005. However, you may log back into this web site to make changes at any time before the Repurchase Program expires.
Please print this page for your records.                     Log Out

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m. New York City Time at:
888-451-6741 (From within the U.S.)
201-373-5156 (From outside the U.S. collect)

You have logged out of Gartner’s
Stock Option Repurchase Program web site.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:00 p.m. New York City Time at:
888-451-6741 (From within the U.S.)
201-373-5156 (From outside the U.S. collect)

“The following website screen will be seen by Eligible Employees who are employed in Brazil.”